EXHIBIT 21.1

Subsidiaries

(1) SurgiCount Medical, Inc., a California corporation; and

(2) Automotive Services Group, Inc., (formerly known as Ault Glazer Bodnar Merchant Capital, Inc.) a Delaware corporation.